                                                                     EXHIBIT 4.3

                         REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is dated and
                                               ---------
executed effective as of September 3, 1999, by and among Netzee, Inc., a Georgia corporation (the "Company"), and The Bankers Bank, a Georgia banking corporation
                  -------
("GBB") and TIB the Independent BankersBank, a Texas banking association ("TIB"
  ---                                                                      ---
and along with GBB each a "Shareholder" and collectively the "Shareholders").
                           -----------                        ------------
The Company and the Shareholders are hereinafter collectively called the

"Parties."
 -------


     WHEREAS, the Company and The InterCept Group, Inc., a Georgia corporation, have entered into those separate Asset Contribution Agreements dated as of September __, 1999 with each of GBB and TIB (collectively the "Acquisition
                                                               -----------
Agreements"), pursuant to which, among other things, the Company has agreed to
----------
issue to each Shareholder shares of the Company's common stock, without par value (the "Common Stock"); and
            ------------

     WHEREAS, each Shareholder will acquire a total of 1,361,000 shares of Common Stock, subject to adjustment to prevent dilution as provided in those certain Antidilution Agreements entered into by and among each Shareholder and the Company; and

     WHEREAS, the Company and the Shareholder desire to provide for the rights of the Shareholders with respect to the registration of the shares of Common Stock to be received by the Shareholders pursuant to their respective Acquisition Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

     1.  Definitions.  For purposes of this Agreement:
         -----------

       (a) "1933 Act" means the United States Securities Act of 1933, as
            --------
amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time;

       (b) "1934 Act" means the United States Securities Exchange Act of 1934,
            --------
as amended, or any similar U.S. federal statute enacted hereafter, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time; and

       (c) "Commission" means the United States Securities and Exchange
            ----------
Commission or any other U.S. federal agency at the time administering the 1933 Act and 1934 Act;

       (d) "Holder" means the Shareholder, if the Shareholder holds Registrable
            ------
Securities, as well as any Person who becomes a Holder after the date of this Agreement pursuant to Section 19; provided, however, that any Person who
                      ----------
acquires any of the Registrable Securities form a Holder in a distribution or transfer pursuant to a registration statement filed under the 1933 Act shall not be considered a Holder;

Registration Rights Agreement Page 1

       (e) "Initiating Group" means TIB, GBB or their Affiliates, to the extent
            ----------------
such Affiliate is a Holder, provided such Person holds at least 5% of the outstanding Common Stock;

       (f) "NASD" means the National Association of Securities Dealers, Inc.;
            ----

       (g) "Person" means an individual, partnership, corporation, limited
            ------
liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof, or any other entity of any kind;

       (h) "Public Company" means a company reporting to the Commission under
            --------------
sections 12(b), 12(g) or 15(d) of the 1934 Act or any successor provision.

       (i) "Register," "registered" and "registration" refer to a registration
            --------    ----------       ------------
effected by preparing and filing a registration statement in compliance with the 1933 Act and the declaration or ordering of effectiveness of such registration statement by the Commission;

       (j) "Registrable Securities" means (i)  the Shares and (ii) the shares of
            ----------------------
Common Stock issued or issuable as dividends on, or other distributions with respect to the Shares;

       (k) "Registration Expenses" means all expenses (excluding Selling
            ---------------------
Expenses and expenses of special counsel for any Selling Holders in excess of $25,000) incident to the Company's performance of or compliance with Sections 2
                                                                     ----------
and 3 hereof, including all registration and filing fees, fees with respect to
-----
filings required to be made with any stock exchange or the NASD, fees and expenses of compliance with state securities or blue sky laws (including reasonable fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities), messenger, telephone and delivery expenses, costs of printing prospectuses, fees and expenses of all independent certified public accountants of the Company (including the expenses of any special audit and "cold comfort" letters required by or incident to such performance) and the fees and expenses of counsel for the Company and counsel for the underwriters and fees and expenses of the legal counsel of the Selling Holders up to $25,000, in the aggregate, per registration.

       (l) "Registration Statement" means any registration statement of the
            ----------------------
Company which includes any of the Registrable Securities pursuant to this Agreement, including the prospectus included or deemed included in the Registration Statement and all amendments and supplements to the Registration Statement or the prospectus, including post-effective amendments, and all exhibits to, and all materials incorporated by reference in, such registration statement.

       (m) "Rule 144" means Rule 144 promulgated under the 1933 Act or any
            --------
successor provision.

       (n) "Selling Expenses" means legal counsel expenses of the Selling
            ----------------
Holders in excess of $25,000 in the aggregate and all underwriting discounts, selling commissions and stock transfer taxes attributable to the sale of Registrable Securities.

Registration Rights Agreement Page 2

       (o) "Selling Holders"  means a Holder who chooses to sell Shares in a
            ---------------
registered offering pursuant to the terms of this Agreement.

       (p) "Shares" means the shares of Common Stock owned by a Holder; and
            ------

       (q) All other capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Acquisition Agreement.

     2.  Registration under 1933 Act; Demand Registration.
         ------------------------------------------------

       (a) Demand for Registration.  At any time 180 days or more after the
           -----------------------
Company becomes a Public Company and if the Holder is required to divest some or all of its shares by law, regulation or any Governmental Authority, a member of the Initiating Group may request by written notice that the Company effect the registration under the 1933 Act of all or any portion of the Shares. Upon receipt of such request, the Company shall use its commercially reasonable efforts to (A) file within 45 days all documentation with the Commission necessary to effect such registration, and (B) promptly effect such registration. Each notice given pursuant to the immediately preceding sentence shall set forth (x) the aggregate number of Shares to be included, (y) the names of the Selling Holders and the number of Shares to be sold by each such Selling Holder, and (z) the proposed manner of sale.

       (b) Limitations on Company's Obligation.
           -----------------------------------

          (i) Except as set forth below, the Company is obligated to effect only one (1) registration pursuant to this Section 2, and thereafter the Company
                                           ---------
shall have no obligation to include any Shares in any registration pursuant to this Section 2. A request for registration shall be deemed not to have been made
     ---------
for the purposes of this Section 2 in the event that, prior to the sale of all
                         ---------
of the Shares (A) a registration requested pursuant to this Section 2 fails to
                                                            ---------
become effective, (B) a stop order shall have been issued, or (C) the registration shall have been terminated.

          (ii) The Company may not cause any other registration of securities for sale for its own account (other than a registration effected solely to implement an employee benefit plan) to be initiated after a registration requested pursuant to Section 2 hereof and to become effective less than ninety
                      ---------
(90) days after the effective date of any registration requested pursuant to

Section 2 hereof.
---------

          (iii) Whenever a requested registration is for an underwritten offering, only shares which are to be included in the underwriting pursuant to this Agreement or other agreements with the Company, or shares offered by the Company may be included in the registration

       (c) Underwritten Offer.  If a member of the Initiating Group desires to
           ------------------
distribute Shares covered by its request by means of an underwriting, it shall so advise the Company as a part of its request made pursuant to this Section 2. The members of the Initiating Group shall together with the Company enter into an underwriting agreement in customary form with the underwriter.

Registration Rights Agreement Page 3
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       (d) Priorities.  If in the opinion of the managing underwriter, the
           ----------
number of securities requested to be included in such registration exceeds the number which can be sold at the desired price in such offering, the Company will include in such registration (1) first, the number of securities requested to be included, which in the opinion of such underwriters can be sold, pro rata among the respective Selling Holders (and other Selling Holders pursuant to other written registration rights agreements entered into by the Company prior to the date hereof) on the basis of the number of shares of Common Stock owned by each Selling Holder and (2) second, the number of securities requested to be included, which in the opinion of such underwriters can be sold, by the Company,
(3) third, all other securities requested to be included in such registration. No stock excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

     3.  Piggyback Registration.
         ----------------------

       (a) Piggy-Back Registration.  If at any time after the earlier of (y) 180
           -----------------------
days after the date of this agreement or (z) the date the Company becomes a Public Company, the Company proposes to register, either on its own initiative, pursuant to Section 2 or otherwise, any of its capital stock under the 1933 Act in connection with the public offering of such securities on a form and in a manner that would permit registration of Shares for sale to the public under the 1933 Act, then:

          (i) the Company shall notify in writing each Holder of its intention to effect such a registration at least 40 days prior to the proposed filing of a Registration Statement in connection therewith;

          (ii) the Company shall offer each Holder the opportunity to include in such registration all or such lesser amount of such Holder's Shares. Upon the request of one or more Holders given in writing within 20 days after receipt of the notice described under clause (i) above, the Company, subject to the provisions hereof, shall cause the Shares specified by such Holder to be included in the Registration Statement; and

          (iii) if the registration of which the Company gives written notice under clause above involves an underwriting, the Company shall use its commercially reasonable efforts to cause the managing underwriters of the proposed underwritten offering to permit Holders to include their Shares in the underwriting on the same terms and conditions as are applicable to the securities of the Company included therein.

       (b) Limitations On Company's Obligations to Effect Piggy-Back
           ---------------------------------------------------------
Registration.  Notwithstanding the provisions of Section 3(a) above:
------------                                     ------------

          (i) if and to the extent that the managing underwriter(s) advise the Company in writing that, in its good faith determination, inclusion of the number of Shares held by Holders requesting inclusion in the Registration Statement would materially interfere with the underwriter's ability to effectuate the registration and sale of securities proposed to be offered and sold pursuant to the Registration Statement, the managing underwriter(s) shall select the permissible quantity of Shares to be sold by the Holders (which may be none) by reducing the total number of securities to be sold (but not the number of securities to be sold by all selling

Registration Rights Agreement Page 4
shareholders) as follows: (A) shareholders of the Company who are not Holders shall be cut back first with respect to such securities to the full extent of the securities that such shareholders wished to include in an underwriting, and
(B) Shares offered by the Holders shall be cut back as required by the managing underwriter on a pro rata basis; and

          (ii) if, at any time after giving such written notice of its intention to register any of its securities and prior to the effective date of the applicable Registration Statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each Holder of Shares to be sold in such registration and thereupon shall be relieved of its obligation to register any securities in connection with such registration.

       (c) Underwritten Offer.  If the registration of which the Company gives
           ------------------
written notice under Section 3(a)(i) involves an underwriting, the Company shall
                     ---------------
so advise in such written notice. In such event the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's
                         ---------
participation in such underwriting and the inclusion of such Holder's Shares in such underwriting. All Holders proposing to distribute their Shares through such underwriting shall (together with the Company and the other Holders distributing their Shares through such underwriting) participate in the underwriting by entering into or completing, at the request of the underwriter or underwriters selected for such underwriting by the Company, an underwriting agreement, questionnaires, powers of attorney and indemnities in their customary form.

     4.  Obligations of the Company.  Whenever required under this Agreement to
         --------------------------
use all commercially reasonable efforts to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

       (a) Prepare and file with the Commission a registration statement covering such Registrable Securities and use all commercially reasonable efforts to cause such registration statement to be declared effective by the Commission as expeditiously as possible and to keep such registration effective with respect to the Registrable Securities until the earlier of (1) the date when all Registrable Securities covered by the registration statement have been sold or
(2) 90 days from the effective date of the registration statement; provided, that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to counsel for the Holder of Registrable Securities covered by such registration statement and the underwriters, if any, copies of all such documents proposed to be filed (excluding exhibits, unless any such Person shall specifically request exhibits), which documents will be subject to the review of such counsel and underwriters. The Company agrees that it will not file such registration statement or any amendment thereto or any prospectus or any supplement thereto (including any documents incorporated by reference therein) with the Commission if the information in such registration statement or prospectus concerning the Holder has changed and the Holder or the underwriters, if any, shall reasonably object; provided, that the Company may file and amend the registration statement under this clause if it removes any incorrect or outdated information from the registration statement before such filing or amendment.

Registration Rights Agreement Page 5

       (b) Prepare and file with the Commission such amendments and post-effective amendments to such registration statement as may be necessary to keep such registration statement effective during the period referred to in Section
                                                                       -------
4(a) and to comply with the provisions of the 1933 Act with respect to the
----
disposition of all securities during such period that are covered by such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed with the Commission pursuant to Rule 424 under the 1933 Act.

       (c) Furnish to the Holder such numbers of copies of such registration statement, each amendment thereto, the prospectus included in such registration statement (including each preliminary prospectus), each supplement thereto and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

       (d) Use all commercially reasonable efforts to register and qualify the Registrable Securities under such other securities laws of such jurisdictions as shall be reasonably requested by the Holder and do any and all other acts and things which may be reasonably necessary or advisable to enable the Holder to consummate the disposition of the Registrable Securities owned by the Holder in such jurisdictions; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to transact business, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such counties, states or jurisdictions (other than as to matters and transactions relating to the registration statement).

       (e) Notify the Holder of such Registrable Securities at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and, with the assistance of such Holder, the Company will prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

       (f) Provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement.

       (g) Enter into such customary agreements (including underwriting agreements in customary form for a secondary offering) and take all such other actions as the Holder of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

       (h) Make available for inspection by the selling Holder of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such selling Holder or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors, employees and independent accountants of the Company to supply

Registration Rights Agreement Page 6
all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

       (i) Promptly notify the Holder of Registrable Securities and the underwriters, if any, of the following events and (if requested by any such Person) confirm such notification in writing: (1) the filing of the prospectus or any prospectus supplement and the registration statement and any amendment or post-effective amendment thereto and, with respect to the registration statement or any post-effective amendment thereto, the declaration of the effectiveness of such documents, (2) any requests by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information,
(3) the issuance or threat of issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose and (4) the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of initiation of any proceeding for such purpose.

       (j) Cooperate with the selling Holder of Registrable Securities and the underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and, except with respect to certificates held or to be held by Persons who are affiliates of the Company, as that term is defined in Rule 405 promulgated under the 1933 Act, not bearing any restrictive legends, and enable such Registrable Securities to be in such lots and registered in such names as the underwriters may request at least two business days prior to any delivery of Registrable Securities to the underwriters.

       (k) Provide a CUSIP number for all Registrable Securities not later than the effective date of the registration statement.

       (l) Prior to the effectiveness of the registration statement and any post-effective amendment thereto and at each closing of an underwritten offering, (1) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the selling Holder of Registrable Securities and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with similar underwritten offerings; and (2) deliver such documents and certificates as may be reasonably requested by the Holder of the Registrable Securities being sold and by the underwriters, if any, to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and the Holder.

       (m) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD.

       (n) Otherwise comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable, a consolidated earnings statement meeting the requirements of the 1933 Act and Rule 158 thereunder (which need not be audited) for the twelve-month period (i) commencing at the end of any fiscal quarter

Registration Rights Agreement Page 7
in which Registrable Securities are sold to underwriters in a firm or best efforts underwritten offering or (ii) if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement.

     5.  Furnish Information.  It shall be a condition precedent to the
         -------------------
obligations of the Company to take any action pursuant to this Agreement that the Holder shall furnish to the Company such information regarding the Holder, the Registrable Securities held by the Holder, and the intended method of disposition of such Registrable Securities as the Company shall request and as shall be required or, in the opinion of the Company's legal counsel, necessary, in connection with the action to be taken by the Company.

     6.  Suspension of Disposition of Registrable Securities.  The Selling
         ---------------------------------------------------
Holders of Registrable Securities agrees by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(e) hereof, such Holder will
                                   ------- ----
forthwith discontinue disposition of Registrable Securities until such Holder's receipt of copies of a supplemented or amended prospectus contemplated by

Section 4(e) hereof, or until it is advised in writing (the "Advice") by the
------------                                                 ------
Company that the use of the prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the prospectus, and, if so directed by the Company, such Holder will deliver to the Company (at the expense of the Company) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods mentioned in
Section 4(a) hereof shall be extended by the number of days during the period
------------
from and including the date of the giving of such notice pursuant to Section
                                                                     -------
4(e) hereof to and including the date when the selling Holder of Registrable
----
Securities shall have received the copies of the supplemented or amended prospectus contemplated by Section 4(e) hereof or the Advice.
                           ------------

     7.  Expenses of Registration. The Company will pay all Registration
         ------------------------
Expenses in connection with registrations of Shares effected pursuant to Sections 2 and 3. All Selling Expenses in connection with any registration
----------------
effected pursuant to this Agreement shall be borne by the Company, the Holders of securities included in such registration other than Shares and the Holders of the Shares so registered, pro rata on the basis of the relative proceeds received from the securities included in the registration for the account of the Company and each such Holder.

     8.  Termination of the Company's Obligations.
         ----------------------------------------

       (a) The Company shall not be obligated to register or include in any registration Registrable Securities that any Holder has requested to be registered if all Registrable Securities that such Holder holds may be publicly offered, sold and distributed without registration under the 1933 Act pursuant to Rule 144(k).

       (b) With a view to making available to the Holder the benefits of Rule 144 promulgated under the 1933 Act and any other rule or regulation of the Commission that may at any time permit the Holder to sell securities of the Company to the public without registration, the Company agrees to use all commercially reasonable efforts to:

Registration Rights Agreements Page 8

          (i) file with the Commission in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act while it is subject to such registration requirements; and

          (ii) furnish to the Holder so long as such Holder owns any of the Registrable Securities forthwith upon request a written statement by the Company that it has complied with the reporting requirements the 1934 Act (at any time for which it remains subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested by the Holder in availing the Holder of any rule or regulation of the Commission permitting the selling of any such securities without registration.

     9.   Lockup Agreement.  In consideration for the Company performing its
          ----------------
obligations under this Agreement, each Holder, severally agrees to enter into an agreement providing that for a period of time (not to exceed one hundred eighty
(180) days) from the effective date of any registration (other than a registration effected solely to implement an "employee benefit plan" as defined by Rule 405 or any successor provision or a transaction to which Rule 145 or any successor provision applies) of Common Stock for an underwritten public offering (upon request of the underwriters managing the underwritten offering covered by such registration), such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, other than shares of Registrable Securities included in the registration, without the prior written consent of such underwriters; provided, however, such Holder shall not be obligated to enter into such agreement unless all executive officers and directors of the Company and each Holder of amounts equal to or greater than the amount held by such Holder shall have entered into similar agreements.

     10.  Indemnification.  In the event any Registrable Securities are included
          ---------------
in a registration statement under this Agreement:

       (a) To the full extent permitted by law, the Company hereby agrees to indemnify and hold harmless the Holder requesting or joining in a registration and each agent, officer, director and employee, and each Person, if any, who controls such Holder within the meaning of the 1933 Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the 1933 Act and applicable state securities laws insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the 1933 Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this Section 10(a) shall not apply to amounts
                                      -------------
paid in settlement of any such loss, claim, damage,

Registration Rights Agreements Page 9
liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by or on behalf of such Holder or controlling Person or (ii) such Holder's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto to any offeree after the Company has furnished such Holder with a sufficient number of copies of the same.

       (b) To the full extent permitted by law, the Holder requesting or joining in a registration under this Agreement hereby agrees to indemnify and hold harmless the Company, each of its directors and officers, each Person, if any, who controls the Company within the meaning of the 1933 Act, and any underwriter for the Company (within the meaning of the 1933 Act), against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling Person or underwriter may become subject, under the 1933 Act and applicable state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person or underwriter in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 10(b) shall not apply to amounts
                                      -------------
paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

       (c) In no event shall the liability of the selling Holder of Registrable Securities or the Company hereunder be greater than the dollar amount of the proceeds received by such Holder or of the Company upon the sale of the Registrable Securities giving rise to such indemnification obligation.

       (d) Promptly after receipt by an indemnified party under this Section 10
                                                                     ----------
of notice of the commencement of any action or knowledge of a claim that would, if asserted, give rise to a claim for indemnity hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 10, notify the indemnifying party in writing of the
                 ----------
commencement thereof or knowledge thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with

Registration Rights Agreements Page 10
any other indemnifying party similarly noticed, assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any such action or of the knowledge of any such claim, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 10, but the omission so to notify the
                             ----------
indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 10.
                                            ----------

     11.  Remedies.  In addition to being entitled to exercise all rights
          --------
provided in this Agreement and the Acquisition Agreements as well as all rights granted by law, including recovery of damages, the Company and the Holder of Registrable Securities will be entitled to specific performance of its rights under this Agreement.

     12.  Amendments and Waivers.  The provisions of this Agreement, including
          ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless such amendment, modification or supplement is approved in writing by the Company and the Holder.

     13.  Notices.  All notices or other communications which are required or
          -------
permitted hereunder shall be in writing and sufficient if delivered personally or by reputable overnight or express courier, sent by registered or certified mail, postage prepaid, or by telefax (with subsequent delivery via one of the two previous methods) as follows:

       (a)  If to Company, to:
            Netzee, Inc.
            2410 Paces Ferry Road
            150 Paces Summit
            Atlanta, Georgia  30339
            Attn: President and Chief Financial Officer
            Telefax:  (770) 805-2024

            Copy (which shall not constitute notice) to:

            Sutherland Asbill & Brennan LLP
            999 Peachtree Street, N.E.
            Suite 2300
            Atlanta, Georgia 30309
            Attn:  Mark D. Wasserman
            Telefax:  (404) 853-8398

       (b)  If to TIB:
            TIB The Independent BankersBank
            350 Phelps Court, Suite 200
            Attn:  A. Mackey Harral
            Executive Vice President
            Telefax:  (972) 541-0755

Registration Rights Agreements Page 11

            Copy (which shall not constitute notice) to:

            Winstead Sechrest & Minick P.C.
            5400 Renaissance Tower
            1201 Elm Street
            Dallas, Texas 75270-2199
            Attn:  Valinda B. Wolfert
                   D. Forrest Brumbaugh
            Telefax:  (214) 745-5390

       (c)  If to GBB:

            The Bankers Bank
            2410 Paces Ferry Road
            600 Paces Summit
            Atlanta, Georgia  30339-4098
            Attn: Kevin Tweddle
            Telefax: (770) 805-2164

            Copy (which shall not constitute notice) to:

            Morris, Manning & Martin
            1600 Atlanta Financial Center
            3343 Peachtree Road, N.E.
            Atlanta, Georgia  30326-1044
            Attn: Larry W. Shackelford
            Telefax: (404) 365-9532

or such other addresses and telefax numbers as shall be furnished in writing by any Party or Holder, and any such notice or communications shall be deemed to have been given as of three business

     14.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be an original, and each of which shall constitute one and the same agreement. Any Party may deliver an executed copy of this Agreement and any documents contemplated hereby by facsimile transmission to another Party, and such delivery shall have the same force and effect as any other delivery of a manually signed copy of this Agreement or of such other documents.

     15.  Headings.  The headings in this Agreement are for convenience of
          --------
reference only and shall not limit or otherwise affect the meaning hereof.

     16.  Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
          -------------
ACCORDANCE WITH THE LAWS OF THE UNITED STATES OF

Registration Rights Agreements Page 12

AMERICA AND THE STATE OF GEORGIA, EXCLUDING CHOICE OF LAW PRINCIPLES.

     The Company and the Shareholders consent to the exclusive jurisdiction and venue of the courts the United States Federal District Court of Georgia, in any judicial proceeding brought to enforce this Agreement.

     17.  Invalidity of any Part.  If any provision or part of this Agreement
          ----------------------
shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and shall be construed as if such invalid, illegal or unenforceable provision or part thereof had never been contained herein, but only to the extent of its invalidity, illegality, or unenforceability. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

     18.  Entire Agreement.  This Agreement (along with the Acquisition
          ----------------
Agreements, Marketing Agreement, Antidilution Agreement and the Agreement), certificates and instruments executed and delivered pursuant to or in connection with the Acquisition Agreements contain the entire agreement among the Parties with respect to the transactions contemplated by this Agreement and supersedes all prior negotiations, arrangements or understandings, written or oral, with respect thereto.

     19.  No Assignment; Parties Benefited.  Except as provided below, no Party
          --------------------------------
may assign its rights, duties or obligations under this Agreement without the express written consent of the other Parties. Any attempted assignment without such written consent shall be null and void. Notwithstanding the foregoing, any
                              -------------
transfer of Registrable Securities of a Holder to an Affiliate shall result in such transferee becoming a Holder for purposes of this Agreement; provided, that promptly upon the Company's request such transferee shall execute a written agreement provided by the Company to adopt and agree to be bound by this Agreement; otherwise such transferee shall be deemed to have waived any registration rights hereunder and such securities shall no longer be deemed to be Registrable Securities. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations or liabilities.

Registration Rights Agreements Page 13

     The Parties have executed this Registration Rights Agreement as of the date first above written.


                                             NETZEE, INC.

                                             By: /s/ Glenn W. Sturm
                                                 -------------------------------
                                             Name: Glenn W. Sturm
                                                  ------------------------------
                                             Title: Chief Executive Officer
                                                   -----------------------------


                                             SHAREHOLDER

                                             The Bankers Bank


                                             By: /s/ Kevin Tweddle
                                                --------------------------------
                                             Name: Kevin Tweddle
                                                  ------------------------------
                                             Title: SVP/CFO
                                                   -----------------------------

                                             TIB The Independent BankersBank

                                             By: /s/ Gayle M. Earls
                                                --------------------------------
                                             Name: Gayle M. Earls
                                                  ------------------------------
                                             Title: President and CEO
                                                   -----------------------------


Registration Rights Agreements Page 14